NEWS RELEASE

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5000 Hopyard Rd., Suite 480, Pleasanton, CA 94588
www.calypte.com

Company Contact:                               Investor Relations Contact:
Richard George, CEO                            Tim Clemensen,
(925) 730-7200                                 Rubenstein Investor Relations
email:rgeorge@calypte.com                      Phone: (212) 843-9337
                                               email:tclemensen@rubensteinir.com

                    Calypte Biomedical Announces New Chairman
               OVERVIEW AND OUTLOOK WEBCAST SCHEDULED FOR THURSDAY


PLEASANTON, CA - NOVEMBER 16, 2004 - CALYPTE BIOMEDICAL CORPORATION (AMEX:HIV) today announced that its Board of Directors has appointed Roger I. Gale to the Board to serve as Chairman. Mr. Gale succeeds Anthony J. Cataldo, who has resigned from Calypte to pursue other opportunities.

Dr. J. Richard George, Calypte's President and Chief Executive Officer stated, "I would like to thank Tony for his leadership and many contributions to Calypte and wish him well in his future endeavors. He led Calypte through its financial restart from May 2002 to where we are today."

Mr. Gale is currently Chairman of the Board of Directors of Wavecrest Group Enterprises Limited, a communications service provider. He is also a Non-Executive Director of Mechel Steel Group, recently listed on the New York Stock Exchange (symbol "MTL"). Mr. Gale is also a founder and director of Starnorth Limited, a communications and media consultancy firm. Previously he was Chairman and co-founder of End2End Wireless Limited, a wireless access services provider, as well as Chief Executive Officer of AIG-Brunswick Capital Management, a $300 million investment fund. Mr. Gale held senior positions at the International Finance Corporation (IFC), Washington, DC and the Asian Development Bank (ADB), Manila. Mr. Gale has lectured in economics at the University of New England (Australia) and Lincoln College (New Zealand). He holds a a Master of Economics from the University of New England, Australia. Mr. Gale is the second director appointed to the Board at the recommendation of the Marr Group, which has the right to designate two directors to the Board, as part of its August 2003 investment in Calypte.

"The Board and I welcome Roger to our team. Roger will take an active role as Chairman, working closely with the management team to help Calypte achieve its potential," commented Dr. George. "Roger has a vast amount of experience and a great track record of successfully developing businesses. The management team will maintain Calypte's current strategic focus on developing rapid tests for the detection of HIV and other sexually transmitted diseases for commercialization around the world," Dr. George concluded.

Calypte management will host a webcast this Thursday, November 18, 2004, at 8:30AM EST to provide a current operational overview and 2005 outlook. The presentation will be accompanied by a slide presentation, which can be accessed at www.calypte.com. The audio portion of the webcast can be accessed in the U.S. by dialing 800-866-8649 and outside of the U.S. by dialing 617-614-2703 and entering passcode number 60874191. An audio replay will be available through December 17, 2004, beginning approximately 1 hour after the presentation ends, by dialing 888-286-8010 in the US, or 617-801-6888 from outside of the U.S. The replay passcode number is 70036595. The replay will also be available at www.calypte.com through December 17, 2004.
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ABOUT CALYPTE BIOMEDICAL:
Calypte Biomedical Corporation, headquartered in Pleasanton, California, is a healthcare company focused on the development and commercialization of diagnostic testing products for the detection of sexually transmitted diseases. Calypte specializes in novel tests such as the HIV-1 Incidence EIA as well as tests that can determine HIV antibody status without the need for blood. Calypte is engaged in developing new diagnostic test products for the rapid detection of HIV and other sexually transmitted diseases. Calypte believes that there is a significant need for rapid detection of such diseases globally to control their proliferation, particularly in lesser-developed countries, which lack the medical infrastructure to support laboratory-based testing. Calypte believes that testing for HIV and other sexually transmitted infectious diseases may make important contributions to public health, and could increase the likelihood of treating those with undetected HIV and other sexually transmitted diseases.

STATEMENTS IN THIS PRESS RELEASE THAT ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED. THOSE STATEMENTS INCLUDE STATEMENTS REGARDING THE INTENT, BELIEF OR CURRENT EXPECTATIONS OF THE COMPANY AND ITS MANAGEMENT. SUCH STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS, ARE BASED ON CERTAIN ASSUMPTIONS AND INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS, EVENTS, OR PERFORMANCE MAY DIFFER MATERIALLY FROM THE ABOVE FORWARD-LOOKING STATEMENTS DUE TO A NUMBER OF IMPORTANT FACTORS, AND WILL BE DEPENDENT UPON A VARIETY OF FACTORS, INCLUDING, BUT NOT LIMITED TO, THE COMPANY'S ABILITY TO OBTAIN ADDITIONAL FINANCING AND ACCESS FUNDS FROM ITS EXISTING FINANCING ARRANGEMENTS THAT WILL ALLOW IT TO CONTINUE ITS CURRENT AND FUTURE OPERATIONS AND WHETHER DEMAND FOR ITS TEST PRODUCTS IN DOMESTIC AND INTERNATIONAL MARKETS WILL CONTINUE TO EXPAND. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES THAT OCCUR AFTER THE DATE HEREOF OR TO REFLECT ANY CHANGE IN THE COMPANY'S EXPECTATIONS WITH REGARD TO THESE FORWARD-LOOKING STATEMENTS OR THE OCCURRENCE OF UNANTICIPATED EVENTS. FACTORS THAT MAY IMPACT THE COMPANY'S SUCCESS ARE MORE FULLY DISCLOSED IN THE COMPANY'S MOST RECENT PUBLIC FILINGS WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION ("SEC"), INCLUDING ITS ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2003 AND ITS SUBSEQUENT FILINGS WITH THE SEC.